Exhibit 99.1

                Ultratech Announces Second Quarter 2006 Results


    SAN JOSE, Calif.--(BUSINESS WIRE)--July 20, 2006--Ultratech, Inc. (NASDAQ GLOBAL:UTEK) today announced unaudited results for the three-month and six-month periods ended July 1, 2006.
    For the second quarter of fiscal 2006, Ultratech reported net sales of $26.0 million compared to $28.8 million during the second quarter of 2005. Ultratech's net loss for the second quarter of 2006 was $1.2 million or $0.05 per share compared to a net loss of $2.0 million or $0.08 per share for the same quarter last year.
    For the first six months of 2006, Ultratech reported net sales of $61.0 million compared to net sales of $56.8 million in the first six months of 2005. Ultratech reported net income of $0.4 million or $0.02 per share (diluted) during the first half of 2006, compared to a net loss of $3.9 million or $0.16 per share for the first half of 2005.
    Arthur W. Zafiropoulo, Chairman and Chief Executive Officer, stated, "During the quarter, the company shipped one LSA tool and received an additional order from a major logic device manufacturer for 65nm production."
    "The advanced-packaging products area continued to contribute to the company's business, primarily in the solder bump area including post-passivation lithography (PPL). In addition, Ultratech continued to move forward in the laser processing area, having now received orders from thirteen out of the top seventeen largest logic manufacturers from all geographic regions primarily for insertion at the 65nm technology node," continued Zafiropoulo.
    "As our customers aggressively pursue advanced technologies to produce new semiconductor and semiconductor-related products, Ultratech is demonstrating that we have the capabilities to move customers' ideas to market. We are committed to being a market leader, partnering with customers to solve their toughest challenges, investing to deliver future earnings growth, maintaining a strong balance sheet and returning value to our stockholders," Zafiropoulo concluded.
    At July 1, 2006, Ultratech had $148 million in cash, cash equivalents, short-term investments and long-term investments. Working capital was $121 million and stockholders' equity was $8.03 per share based on 23,927,437 total shares outstanding on July 1, 2006.

    Conference Call Information

    The conference call will be broadcast live over the Internet beginning at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on Thursday, July 20, 2006. To listen to the call over the Internet or to obtain telephone dial-in information for the call, please go to Ultratech's web site at www.ultratech.com.
    If you are unable to attend the live conference call, a replay will be available on Ultratech's web site. If you do not have Internet access, a replay of the call will be available three hours after the conclusion of the call and run until 9:00 p.m. Pacific Time, July 22, 2006. You may access the telephone replay by dialing 888-286-8010 for domestic callers, 617-801-6888 for international callers and entering access code: 39354701.

    Profile

    Ultratech, Inc. (NASDAQ GLOBAL:UTEK) designs, manufactures and markets photolithography equipment used worldwide in the fabrication of semiconductor and nanotechnology devices, and has expanded its technology scope in pioneering laser processing technology for IC manufacturing. Founded in 1979, Ultratech is a market leader in gold and solder bump lithography. Its products are designed to substantially reduce the cost of ownership for manufacturers in the electronics industry. The company's home page on the World Wide Web is located at www.ultratech.com.

    Certain of the statements contained herein, which are not historical facts and which can generally be identified by words such as "anticipates," "expects," "intends," "will," "could," "believes," "estimates," "continue," and similar expressions, are forward-looking statements under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, such as risks related to our dependence on new product introductions and market acceptance of new products and enhanced versions of our existing products; lengthy sales cycles, including the timing of system installations and acceptances; lengthy and costly development cycles for laser-processing and lithography technologies and applications; integration, development and associated expenses of the laser processing operation; delays, deferrals and cancellations of orders by customers; cyclicality in the semiconductor and nanotechnology industries; pricing pressures and product discounts; high degree of industry competition; intellectual property matters; expiration of licensing arrangements, and the resulting adverse impact on our licensing revenues; changes to financial accounting standards; changes in pricing by us, our competitors or suppliers; customer concentration; international sales; timing of new product announcements and releases by us or our competitors; ability to volume produce systems and meet customer requirements; sole or limited sources of supply; ability and resulting costs to attract or retain sufficient personnel to achieve our targets for a particular period; dilutive effect of employee stock option grants on net income per share, which is largely dependent upon us achieving and maintaining profitability and the market price of our stock; mix of products sold; rapid technological change and the importance of timely product introductions; outcome of litigation; changes in accounting policies or interpretations of such policies; manufacturing variances and production levels; timing and degree of success of technologies licensed to outside parties; product concentration and lack of product revenue diversification; inventory obsolescence; asset impairment; effects of certain anti-takeover provisions; future acquisitions; volatility of stock price; foreign government regulations and restrictions, the political restrictions in Taiwan regarding offshore investments and the exporting of sensitive technologies and jobs to certain countries; business interruptions due to natural disasters or utility failures; environmental regulations; and any adverse effects of terrorist attacks in the United States or elsewhere, or government responses thereto, or military actions in Iraq, Afghanistan and elsewhere, on the economy, in general, or on our business in particular. Such risks and uncertainties are described in Ultratech's SEC reports including its Annual Report on Form 10-K filed for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended April 1, 2006. Due to these and additional factors, the statements, historical results and percentage relationships set forth herein are not necessarily indicative of the results of operations for any future period. These forward-looking statements are based on management's current beliefs and expectations, some or all of which may prove to be inaccurate, and which may change. We undertake no obligation to revise or update any forward-looking statements to reflect any event or circumstance that may arise after the date of this release.


                           ULTRATECH, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS


                                            Jul. 1,         Dec. 31,
(In thousands)                               2006            2005(a)
------------------------------------      -----------      -----------
ASSETS                                    (Unaudited)

Current assets:
---------------
 Cash, cash equivalents, and
  short-term investments                     $97,629         $141,067
 Accounts receivable                          18,999           19,110
 Inventories                                  40,550           28,969
 Prepaid expenses and other
  current assets                               3,140            1,589
------------------------------------      -----------      -----------
Total current assets                         160,318          190,735

Long-term investments                         50,069                -

Equipment and leasehold
 improvements, net                            21,178           25,117

Demonstration inventories, net                 4,686            3,367

Other assets                                   2,929            3,090
------------------------------------      -----------      -----------

Total assets                                $239,180         $222,309
====================================      ===========      ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
--------------------
 Notes payable                                $9,800           $4,289
 Accounts payable                             14,209            8,403
 Deferred product and service income           4,694            1,970
 Other current liabilities                    11,019           10,892
------------------------------------      -----------      -----------
Total current liabilities                     39,722           25,554

Other liabilities                              7,355            7,805

Stockholders' equity                         192,103          188,950
------------------------------------      -----------      -----------

Total liabilities and stockholders'
 equity                                     $239,180         $222,309
====================================      ===========      ===========

(a) The balance sheet as of December 31, 2005 has been derived from the audited financial statements as of that date.


                           ULTRATECH, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             (UNAUDITED)


                                 Three Months Ended     Year Ended
                                 ------------------  -----------------
(In thousands, except per         Jul. 1,  Jul. 2,   Jul. 1,  Jul. 2,
 share amounts)                    2006      2005      2006     2005
------------------------------   --------- --------  -------- --------
Total net sales(a)                $26,043  $28,826   $60,987  $56,788

Cost of sales:
--------------
 Cost of products sold             11,821   14,752    30,937   28,144
 Cost of services                   2,411    2,385     4,582    4,677
------------------------------   --------- --------  -------- --------
Total cost of sales                14,232   17,137    35,519   32,821
------------------------------   --------- --------  -------- --------
Gross profit                       11,811   11,689    25,468   23,967

Operating expenses:
-------------------
 Research, development, and
  engineering                       6,350    6,833    12,503   14,336
 Amortization of intangible
  assets                                -        -         -       95
 Selling, general, and
  administrative                    8,345    8,196    15,642   15,731
------------------------------   --------- --------  -------- --------
Operating income (loss)            (2,884)  (3,340)   (2,677)  (6,195)
Interest expense                      (32)     (99)      (44)    (190)
Interest and other income, net      1,712    1,149     3,229    2,063
------------------------------   --------- --------  -------- --------
Income (loss) before tax           (1,204)  (2,290)      508   (4,322)
Income taxes                          (28)    (296)      102     (432)
------------------------------   --------- --------  -------- --------
Net income (loss)                 ($1,176) ($1,994)     $406  ($3,890)
------------------------------   --------- --------  -------- --------
Earnings per share - basic:
---------------------------
 Net income (loss)                 ($0.05)  ($0.08)    $0.02   ($0.16)
 Number of shares used in per
  share calculations - basic       23,927   23,944    23,879   23,912

Earnings per share - diluted:
-----------------------------
 Net income (loss)                 ($0.05)  ($0.08)    $0.02   ($0.16)
 Number of shares used in per
  share calculations - diluted     23,927   23,944    25,031   23,912
------------------------------   --------- --------  -------- --------

(a) Systems Sales                 $17,972  $21,243   $44,845  $41,537
    Parts Sales                     4,390    4,455     8,926    7,897
    Service Sales                   3,581    2,839     7,116    5,937
    License Sales                     100      289       100    1,417
------------------------------   --------- --------  -------- --------
     Total Sales                  $26,043  $28,826   $60,987  $56,788
------------------------------   --------- --------  -------- --------


    CONTACT: Ultratech, Inc.
             Bruce Wright or Laura Rebouche, 408-321-8835